                                                                     EXHIBIT (b)

                                                                      SOUTHTRUST
[LETTERHEAD OF SOUTHTRUST BANK OF GEORGIA, N.A.]                     BANK [LOGO]



November 4, 1996

Mr. Peter Chang
President
Associated Hygienic Products, LLC
4455 River Green Parkway
Duluth, Georgia 30136

Dear Peter:

We are very pleased to inform you that the proposed credit facilities as outlined below have been approved by SouthTrust Bank of Georgia, National Association (Lender) under the following terms and conditions subject to completion of definitive loan documentation satisfactory to Lender.

                               SUMMARY OF TERMS

BORROWERS:      Associated Hygienic Products, LLC, Associated Hygienic Products-
----------      Canada, and AHP Holdings, L.P. (collectively referred to as
                "Borrowers")

LENDER:         SouthTrust Bank of Georgia, N.A. ("Lender")
-------

FACILITIES:     Aggregate credit facilities of up to $25,000,000 allocated as
-----------     follows:

                FACILITY A:
                A $10,000,000 Line of Credit Facility utilized to partially fund a special one time $21,000,000 dividend to parent company, DSG International Limited ("DSG"), and general working capital needs. The Line of Credit Facility reduces to $5,000,000 on December 31, 1997 and matures on April 30, 1998.

                Advances under the Line of Credit will be based upon 80% of eligible Accounts Receivable and 50% of eligible Inventory and will be governed by a monthly Borrowing Base Certificate.

                FACILITY B:
                A 5-year, $15,000,000 Term Loan utilized to partially fund a special one time $21,000,000 dividend to DSG and permanent financing for Property, Plant and Equipment.

                Advances under the Term Loan will be based upon 80% of the appraised value of the real estate located in Duluth, Georgia, 100% of the cost of new machinery and equipment and net book value of equipment located in Duluth, Georgia and Bell, California.

Mr. Peter Chang
November 4, 1996
Page 2

USE OF PROCEEDS:    To fund a special one time $21,000,000 dividend to DSG.
----------------

AMORTIZATION:       FACILITY A: Interest payable monthly in arrears; principal
-------------       payable at maturity. Line of Credit facility reduces to
                    $5,000,000 on December 31, 1997.

                    FACILITY B: Principal repayment will be based upon an amortization schedule of ten years. Principal and interest will be paid monthly in arrears. Borrowers will also remit 50% of excess cash flow (as defined) to reduce loan principal on an annual basis.

GUARANTOR:          DSG.
----------

COLLATERAL:         FACILITY A & B:
-----------
                    Obligations of the Lender will be secured by all of the Accounts Receivable and Inventory of the Borrower and all Property, Plant and Equipment located at 4455 River Green
                    Parkway, Duluth, Georgia and 5640 Lindbergh Lane, Bell,
                    California. Lender will also record a second mortgage on all assets located at 1185 Fast Colborne Street, Brantford,
                    Ontario.

                    All security interests and liens will be perfected by appropriate filing of Uniform Commercial Code financing statements and other filings or actions as deemed appropriate by Lender's counsel. All facilities will be cross-collateralized and cross-defaulted.

INTEREST RATE:      FACILITY A: Borrower shall have the option of the following
--------------      rates, calculated on the basis of a 360 day year:
                    . A floating annual rate equal to Lender's Base Rate; or . A floating annual rate equal to 30, 90 or 180 day LIBOR plus 1.75%.
                       (As an indication, all-in 30 day LIBOR rate is 7.13% as of October 29, 1996.)

                    FACILITY B:
                    . A floating annual rate equal to Lender's Base Rate; or . A floating annual rate equal to 30, 90 or 180 day LIBOR plus 2.00%.

                    NOTE: WHEN BORROWER'S DEBT/TANGIBLE NET WORTH RATIO REACHES
                    2.0 OR LESS, LENDER WILL REDUCE THE SPREAD OVER THE LIBOR RATE OPTION BY .50% P.A. ON BOTH FACILITY A AND B.

Mr. Peter Chang
November 4, 1996
Page 3


ARRANGEMENT FEE:    $50,000, payable at closing.
----------------

REPRESENTATIONS AND
-------------------  Representations and warranties usually included in Lender's
WARRANTIES:          loan agreement and others deemed appropriate by Lender to
-----------          the specific transaction.

COVENANTS:           Standard negative, affirmative and financial covenants
----------           usually included in Lender's loan agreements for financing, and others deemed appropriate by Lender and its legal counsel to the specific transaction, including, but not limited to, the following.

                     o  Financial covenants as follows:
                        o  Minimum net income:  $100,000/quarter.

                        o Minimum Tangible Net Worth: $1,000,000, increasing by $2,000,000 at each Fiscal Year End.

                        o  Maximum Debt/Tangible Net Worth:
                           6.00 at FYE 12/31/97,
                           3.00 at FYE 12/31/98,
                           2.00 at FYE 12/31/99 and thereafter.

                        o Minimum Fixed Charge coverage: 1.25 (including tax distributions in numerator) measured on a rolling four quarter basis.

                        o  Maximum annual Capital Expenditures:  $3,500,000

                     o No other debt except for trade debt in the normal course of business and other obligations first consented to by Lender.

                     o No mergers; acquisitions, divestitures, sale of assets, change of business, creation of new subsidiary without prior approval from Lender.

                     o No future dividends other than tax distributions until Borrower's Debt/Tangible Net Worth reaches 2.0 or less. However, Lender consents to allow a special one time $21,000M dividend to DSG.

                     o No liens or security interests other than those existing or consented to by Lender.

                     o  No change in control.

Mr. Peter Chang
October 20, 1996
Page 4


HAZARD INSURANCE:     The Borrowers will insure all of its property,
-----------------     equipment, and inventory for the full insurable value with a company acceptable to the Lender, with the Lender named as a loss payee with respect to the above-mentioned assets.

REPORTING:            Quarterly financial statements including Consolidated
----------            Balance Sheet and Income Statement within 45 days after
                      the end of each calendar quarter, and annual audited financial statements within 120 days after the end of each fiscal year of Borrowers, by independent certified public accountants acceptable to Lender.

                      Quarterly compliance certificate certified by the Controller or President to include all Financial, Affirmative, and Negative covenants, within 45 days after the end of each calendar quarter.

                      Monthly Borrowing Base Certificate and Accounts Receivable aging report within 30 days after the end of each calendar month.

CONDITIONS PRECEDENT
--------------------
AT CLOSING:           Including, but not limited to:
-----------
                      o  No material adverse change in the operations, financial conditions or prospects of the Borrowers or Guarantor prior to the funding date.

                      o Completion of documentation in form and substance satisfactory to Lender and Lender's counsel, including perfection of all security interests.

                      o  No default under Lender's loan documents.

INDEMNIFICATION:      Borrower will immediately indemnify and hold Lender
----------------      harmless from and against any and all claims, damages,
                      liabilities, costs and expenses (including legal fees, expenses and disbursements) which may be incurred by or asserted against the Lender in connection with or arising out of any investigation, litigation or proceeding related to the Facilities.

EXPENSES:             Borrower will pay all out of pocket costs and expenses of
---------             the Lender (including all legal fees, expenses and
                      disbursements and other actual third-party expense reimbursements), and all audit, search, survey and filing fees incurred or sustained by the Lender in connection with this transaction.

Mr. Peter Chang
November 4, 1996
Page 5


This financing commitment is valid only through December 4, 1996, unless accepted prior to the closing of business on such date. Your acceptance, indicated by your signing and returning the enclosed copy of this letter will allow us to initiate the transaction closing process.

Peter, we appreciate the opportunity you have given SouthTrust to structure a credit facility to meet the needs of your fine company, and we look forward to working with you to close this transaction.

Sincerely,


/s/ Melinda M. Bergbom                          /s/ Kenneth W. Deere


Melinda M. Bergbom                              Kenneth W. Deere
Vice President                                  Senior Vice President





Approved and accepted by:

ASSOCIATED HYGIENIC PRODUCTS, LLC


-------------------------------------------
Peter Chang, President              Date